Exhibit 99
Red Lobster Olive Garden LongHorn Steakhouse
The Capital Grille Bahama Breeze® Seasons 52
www.darden.com

NEWS/INFORMATION
Corporate Relations
P.O. Box 695011
Orlando, FL 32869-5011

FOR RELEASE	Contacts:
February 23, 2012	(Analysts) Matthew Stroud	(407) 245-6458
7:00 AM ET	(Media) Rich Jeffers	(407) 245-4189

DARDEN RESTAURANTS ANNOUNCES PROJECTED THIRD QUARTER DILUTED NET EARNINGS PER SHARE AND AFFIRMS EARNINGS OUTLOOK FOR FISCAL YEAR 2012

ORLANDO, FL, February 23 - Darden Restaurants, Inc. (NYSE: DRI) today reported that it expects diluted net earnings per share from continuing operations for its fiscal third quarter ending February 26, 2012, to be approximately $1.23 to $1.25. The Company also estimates that, compared to the prior year, blended U.S. same-restaurant sales for Olive Garden, Red Lobster and LongHorn Steakhouse for the third quarter will increase approximately +4% and blended U.S. same-restaurant sales for the Company's Specialty Restaurant Group for the third quarter will increase approximately +6%. Among the Company's large brands, U.S. same-restaurant sales for the third quarter are estimated to be up approximately +7% at LongHorn Steakhouse, +6% at Red Lobster and +2% at Olive Garden.

The Company reported that estimated same-restaurant sales results for its fiscal third quarter benefited from a shift in the Lenten season, which started during the fiscal third quarter this year but during the fiscal fourth quarter last year, and from less severe winter weather quarter-to-date this year than last year. Estimated blended same-restaurant sales growth for Olive Garden, Red Lobster and LongHorn Steakhouse for the third quarter is approximately 70 basis points higher due to the Lenten season shift and approximately 200 basis points higher due to the less severe weather. More specifically, estimated third quarter same-restaurant sales growth at Red Lobster, whose signature national LobsterFest™ feature is tied to the Lenten season, is approximately 190 basis points higher due to the shift in the season. The Company expects to release its fiscal 2012 third quarter earnings on Friday, March 23, 2012, at 7:00 am ET.

“We're pleased with the results we've seen thus far in the third quarter,” said Clarence Otis, Chairman and Chief Executive Officer of Darden. “Each of our brands has solid sales momentum and, as we've anticipated for some time now, our year-over-year cost comparisons are trending in the right direction. As a result, we expect strong earnings growth the second half of the year and are affirming our sales and diluted net earnings per share outlook for the full fiscal year. One of the things we can't control, of course, is weather. And, certainly, more severe weather than anticipated during the balance of the winter would adversely affect both sales and earnings. We are, however, confident in our promotional and other strategies and in our underlying momentum. And we continue to believe that, beyond this fiscal year, we have everything it takes to continue growing market share profitably and continue creating the kind of superior value our shareholders expect.”

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Darden affirmed that it expects combined full-year U.S. same-restaurant sales growth in fiscal 2012 of approximately +2.5% to +3.0% for Red Lobster, Olive Garden and LongHorn Steakhouse, and that it expects to open approximately 85 to 90 net new restaurants (excluding the addition of 11 Eddie V's restaurants) in fiscal 2012. As a result, the Company continues to expect total sales growth of +7.0% to +7.5% in fiscal 2012. The Company also affirmed that it expects diluted net earnings per share growth from continuing operations in fiscal 2012 to be between +4% and +7%, which is consistent with the full-year earnings outlook the Company provided in December in connection with the release of its fiscal second quarter results.

Darden will hold an analyst and investor meeting on Friday, February 24, 2012 in New York City. This meeting will be broadcast live over the Internet. The Company will discuss its current business strategy and future expectations. The subjects to be covered may also include additional forward-looking information, such as the outlook for the current month, quarter or year, and the Company's previously announced earnings guidance. Participants at the meeting may pose questions to management and in response, the Company may disclose additional material information. To listen to the meeting live, please go to the following website at least fifteen minutes early to register and download and install any necessary audio software. For those who cannot listen to the live broadcast, the webcast and slides will be available shortly after the meeting on the Company's website at www.darden.com.

What:        Darden Restaurants, Inc. Analyst and Investor Meeting
When:        8:30 am - 12:00 pm ET, Friday, February 24, 2012
Where:        http://www.videonewswire.com/event.asp?id=84422
How:        Live over the Internet - Simply log on to the web at the address above
Darden Restaurants, Inc., (NYSE: DRI), the world's largest full-service restaurant company, owns and operates more than 1,900 restaurants that generate over $7.5 billion in annual sales. Headquartered in Orlando, Florida and employing 180,000 people, Darden is recognized for a culture that rewards caring for and responding to people. In 2012, Darden was named to the FORTUNE “100 Best Companies to Work For” list for the second year in a row. Our restaurant brands - Red Lobster, Olive Garden, LongHorn Steakhouse, The Capital Grille, Bahama Breeze, Seasons 52 and Eddie V's - reflect the rich diversity of those who dine with us. Our brands are built on deep insights into what our guests want. For more information, please visit www.darden.com.

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Forward-looking statements in this news release regarding our expected earnings per share and U.S. same-restaurant sales for the quarter and fiscal year, new restaurant growth and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, plans or objectives, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). These risks and uncertainties include food safety and food-borne illness concerns, litigation, unfavorable publicity, federal, state and local regulation of our business including health care reform, labor and insurance costs, technology failures, failure to execute a business continuity plan following a disaster, health concerns including virus outbreaks, the intensely competitive nature of the restaurant industry, factors impacting our ability to drive sales growth, the impact of the indebtedness we incurred in the RARE acquisition, our plans to expand our newer brands like Bahama Breeze and Seasons 52, our ability to successfully integrate Eddie V's restaurant operations, a lack of suitable new restaurant locations, higher-than-anticipated costs to open, close or remodel restaurants, increased advertising and marketing costs, a failure to develop and recruit effective leaders, the price and availability of key food products and utilities, shortages or interruptions in the delivery of food and other products, volatility in the market value of derivatives, general macroeconomic factors including unemployment and interest rates, severe weather conditions, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our service marks or other intellectual property, a possible impairment in the carrying value of our goodwill or other intangible assets, a failure of our internal controls over financial reporting, or changes in accounting standards, and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

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